2nd Quarter 2021 Earnings Release Presentation August 5, 2021 Exhibit 99.2

2 Available Information On August 5, 2021, Consolidated Edison, Inc. issued a press release reporting its second quarter 2021 earnings and filed with the Securities and Exchange Commission the company’s second quarter 2021 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance," "potential," "consider" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward- looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted EPS exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment losses related to Con Edison's investment in Stagecoach Gas Services LLC, (Stagecoach), the loss from the sale of a renewable electric production project, the effects of the CEBs' hypothetical liquidation at book value (HLBV) accounting for tax equity investors in certain renewable and sustainable electric production projects and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact Con Edison's Investor Relations team: Jan Childress, Director Kiley Kemelman, Section Manager Jared Lee, Manager Max Yiu, Associate Tel.: 212-460-6611 Tel: 212-460-6562 Tel: 917-594-8148 Tel: 212-460-4069 Email: childressj@coned.com Email: kemelmank@coned.com Email: leejar@coned.com Email: yium@coned.com www.conEdison.com

Table of Contents 3 Page Organizational Structure 4 The Con Edison Plan and Clean Energy Commitment 5 Dividend and Earnings Announcements 6 2Q 2021 Earnings 7 - 10 2Q 2021 Developments 11 - 13 YTD 2021 Earnings 14- 17 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 18 The Coronavirus Disease (COVID-19) Pandemic 19 - 22 CECONY Operations and Maintenance Expenses 23 Composition of Regulatory Rate Base 24 Average Rate Base Balances 25 Regulated Utilities' Rates of Return and Equity Ratios 26 Capital Expenditures and Utilities' Capital Expenditures 27 -28 Financing Plan for 2021 – 2023 29 2021 Financing Activity 30 Capital Structure and Commercial Paper Borrowings 31 - 32 2Q and YTD 2021 Summary of Segmented Financial Statements 33 - 36 Environmental, Social and Corporate Governance 37 - 38 Rating Agency Credit Metrics 39 Anticipated Regulatory Calendar 40

Organizational Structure 4 a. As of June 30, 2021. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. c. On July 9, 2021, a subsidiary of CET Gas and its joint venture partner completed the divestiture of the subsidiaries of Stagecoach Gas Services LLC, with the exception of Twin Tier Pipeline LLC, for $1.195 billion ($614 million attributed to CET Gas, including working capital). The closing of the remaining $30 million Twin Tier asset ($15 million to be attributed to CET Gas) is expected in the first quarter of 2022. d. Based on the current project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to 8.5 percent. Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs) Utilities Transmission Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) Clean Energy Market Cap(a): $25.3 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Negative / Negative Consolidated Edison Transmission, LLC (CET Electric) Con Edison Gas Pipeline and Storage, LLC (CET Gas) (c) Mountain Valley Pipeline, LLC (MVP) New York Transco LLC 10.9%(d) 45.7% Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO)

5 Strengthen core utility delivery business Grow clean energy businesses and pursue clean energy opportunities consistent with our risk appetite Pursue additional regulated growth opportunities to add value Strategic Provide steady, predictable earnings Maintain balance sheet stability Value Oriented Pay attractive, growing dividends Customer Focused Provide safe and reliable service Enhance the customer experience Achieve operational excellence and cost optimization The Con Edison Plan and Clean Energy Commitment CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf Tripling Energy Efficiency by 2030 • Energy use is reduced by using clean technology improvements • Plan to invest $1.5 billion in energy efficiency by 2025 to meet statewide targets 100% Clean Electricity by 2040 • We want to use our expertise in developing, owning, and operating renewable generation and are seeking governmental authorization to add thousands of megawatts of medium- and large- scale renewable generation in New York • We want to continue investing in new transmission and energy storage to support the increased use of clean energy resources All-in Support for Electric Vehicles • Light-duty electric vehicles “make-ready” program approved by the NYSPSC includes $290 million investment for CECONY and $24 million investment for O&R through 2025 • CECONY rate plan includes $52 million in electric vehicle programs ($30 million included in July 2020 “make-ready” order) • Targets include 18,539 Level 2 plugs and 457 DCFC plugs for CECONY; 2,845 Level 2 plugs and 71 DCFC plugs for O&R Accelerating Reduction of Fossil Fuels for Heating • We will expand efforts to reduce the use of fossil fuels for heating through energy efficiency, investing in emerging technologies, and our innovative clean-energy technologies, including our Smart Solutions program

Dividend and Earnings Announcements 6 • On July 15, 2021, the company issued a press release reporting that the company had declared a quarterly dividend of 77.5 cents a share on its common stock. • On August 5, 2021, the company issued a press release in which it reaffirmed its previous forecast of adjusted earnings per share for the year 2021 to be in the range of $4.15 to $4.35 per share.(a) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $0.48 $0.57 $0.53 $0.60 2021 2020 2021 2020 2Q 2021 vs. 2Q 2020 a. Adjusted earnings per share exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach ($(0.43) a share after-tax), the loss from the sale of a renewable electric production project ($(0.01) a share after-tax), the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric production projects of the Clean Energy Businesses (approximately $0.29 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses, the amount of which will not be determinable until year end. Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $1.70 $1.69 $1.95 $1.95 2021 2020 2021 2020 YTD 2021 vs. YTD 2020

2Q 2021 Earnings 7 Earnings per Share Net Income for Common Stock ($ in Millions) 2021 2020 2021 2020 Reported Net Income for Common Stock and EPS – GAAP basis $0.48 $0.57 $165 $190 Loss from sale of a renewable electric production project (pre-tax) 0.01 — 4 — Income taxes (a) — — (1) — Loss from sale of a renewable electric production project (net of tax) 0.01 — 3 — Impairment loss related to investment in Stagecoach (pre-tax) 0.11 — 39 — Income taxes (b) (0.03) — (12) — Impairment loss related to investment in Stagecoach (net of tax) 0.08 — 27 — HLBV effects of the Clean Energy Businesses (pre-tax) (0.14) 0.04 (47) 12 Income taxes (c) 0.04 (0.01) 14 (3) HLBV effects of the Clean Energy Businesses (net of tax) (0.10) 0.03 (33) 9 Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.08 — 27 3 Income taxes (d) (0.02) — (7) (1) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.06 — 20 2 Adjusted Earnings and Adjusted EPS – non-GAAP basis $0.53 $0.60 $182 $201 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended June 30, 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended June 30, 2021. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended June 30, 2021 and 2020. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 25% for the three months ended June 30, 2021 and 2020, respectively.

Walk from 2Q 2020 EPS to 2Q 2021 EPS 8 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 2Q 2020 Reported EPS CECONY O&R CEBs CET Other 2Q 2021 Reported EPS $0.57 $(0.08) $— $0.09 $(0.09) $0.48 2Q 2020 Adjusted EPS CECONY O&R CEBs CET Other 2Q 2021 Adjusted EPS $0.60 $(0.08) $— $(0.01) $0.53 $0.03 (a) (a) a. Includes parent company and consolidation adjustments. $(0.01) $(0.01)

2Q 2021 vs. 2Q 2020 EPS Variances – Three Months Ended Variation 9 CECONY(a) Deferral of increases to reserve for uncollectibles associated with the Coronavirus Disease (COVID-19) pandemic began in the third quarter of 2020 $0.03 Higher electric rate base 0.02 Higher gas rate base 0.01 Higher healthcare costs (0.06) Higher costs related to heat events (0.02) Weather impact on steam revenues (0.02) Lower Employee Retention Tax Credit received under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in 2021 (0.01) Lower purchase of receivables discount revenue in 2021 (0.01) Lower Earnings Adjustment Mechanisms recorded in 2021 (0.01) Dilutive effect of stock issuances (0.01) Total CECONY $(0.08) O&R(a) Total O&R $— Clean Energy Businesses Higher revenues 0.20 HLBV effects 0.13 Gain on sale of a renewable electric project 0.01 Higher operations and maintenance expenses (0.18) Net mark-to-market effects of the Clean Energy Businesses (0.06) Loss from sale of a renewable electric production project (0.01) Total Clean Energy Businesses $0.09 Con Edison Transmission Impairment loss on Stagecoach (0.08) Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline (0.03) Other 0.02 Total CET $(0.09) Other, including parent company expenses Other (0.01) Total Other, including parent company expenses $(0.01) Reported EPS (GAAP) $(0.09) Loss from sale of a renewable electric production project 0.01 Impairment loss related to investment in Stagecoach 0.08 HLBV effects of the Clean Energy Businesses (0.13) Net mark-to-market effects of the Clean Energy Businesses 0.06 Adjusted EPS (non-GAAP) $(0.07) a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

2Q 2021 vs. 2Q 2020 EPS Reconciliation by Company

Three Months Ended June 30, 2021

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$0.37**	**$—**	**$0.19**	**$(0.05)**	**$(0.03)**	**$0.48**
Loss from sale of a renewable electric production project (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (a)	—	—	—	—	—	—
Loss from sale of a renewable electric production project (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	0.11	—	0.11
Income taxes (b)	—	—	—	(0.03)	—	(0.03)
Impairment loss related to investment in Stagecoach (net of tax)	**—**	**—**	**—**	**0.08**	**—**	**0.08**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	(0.14)	—	—	(0.14)
Income taxes (c)	—	—	0.04	—	—	0.04
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**(0.10)**	**—**	**—**	**(0.10)**
Net mark-to-market losses (pre-tax)	—	—	0.08	—	—	0.08
Income taxes (d)	—	—	(0.02)	—	—	(0.02)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.06**	**—**	**—**	**0.06**
Adjusted EPS – Non-GAAP basis	**$0.37**	**$—**	**$0.16**	**$0.03**	**$(0.03)**	**$0.53**

Three Months Ended June 30, 2020

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$0.45**	**$—**	**$0.10**	**$0.04**	**$(0.02)**	**$0.57**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.04	—	—	0.04
Income taxes (c)	—	—	(0.01)	—	—	(0.01)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.03**	**—**	**—**	**0.03**
Net mark-to-market losses (pre-tax)	—	—	—	—	—	—
Income taxes (d)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**—**	**—**	**—**	**—**
Adjusted EPS – Non-GAAP basis	**$0.45**	**$—**	**$0.13**	**$0.04**	**$(0.02)**	**$0.60**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended June 30, 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended June 30, 2021.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended June 30, 2021 and 2020.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 25% for the three months ended June 30, 2021 and 2020, respectively.
e. Includes parent company and consolidation adjustments.

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2Q 2021 Developments(a) 11 CECONY & O&R • In July 2021, the NYSPSC approved a settlement agreement among CECONY, O&R and the NYSDPS that fully resolves all issues and allegations that have been raised or could have been raised by the NYSPSC against CECONY and O&R with respect to: (1) the July 2018 rupture of a CECONY steam main located on Fifth Avenue and 21st Street in Manhattan (the “2018 Steam Incident”); (2) the July 2019 electric service interruptions to approximately 72,000 CECONY customers on the west side of Manhattan and to approximately 30,000 CECONY customers primarily in the Flatbush area of Brooklyn (the “2019 Manhattan and Brooklyn Outages”); (3) the August 2020 electric service interruptions to approximately 330,000 CECONY customers and approximately 200,000 O&R customers following Tropical Storm Isaias (the “Tropical Storm Isaias Outages”) and (4) the August 2020 electric service interruptions to approximately 190,000 customers resulting from faults at CECONY’s Rainey substation following Tropical Storm Isaias (the “Rainey Outages”). Pursuant to the settlement agreement, CECONY and O&R agreed to a total settlement amount of $75.1 million and $7.0 million , respectively. CECONY and O&R agreed to forgo recovery from customers of $25 million and $2.5 million, respectively, associated with the return on existing storm hardening assets beginning with the next rate plan for each utility (over a period of 35 years). CECONY and O&R also agreed to incur ongoing operations and maintenance costs of up to $15.8 million and $2.9 million, respectively, for, among other things, costs to maintain a certain level of contractor and vehicle storm emergency support and storm preparation audits. For CECONY, the settlement agreement includes previously incurred or accrued costs of $34.3 million, including negative revenue adjustments of $5 million for the Rainey Outages and $15 million for the 2019 Manhattan and Brooklyn Outages and $14.3 million in costs to reimburse customers for food and medicine spoilage and other previously incurred expenses related to Tropical Storm Isaias and the 2018 Steam Incident. For O&R, the settlement agreement includes previously incurred costs of $1.6 million to reimburse customers for food and medicine spoilage and other expenses related to the Tropical Storm Isaias Outages. (pages 24-25) • In March 2020, New York State Governor Cuomo declared a State Disaster Emergency for the State of New York due to the COVID-19 pandemic and signed the "New York State on PAUSE" executive order that temporarily closed all non-essential businesses statewide. In March 2020, the Utilities began suspending new late payment charges and certain other fees for all customers. For the three months ended June 30, 2021, the estimated late payment charges and fees that were not billed by CECONY and O&R were approximately $18 million and $1 million lower than the amounts that were approved to be collected pursuant to the Utilities’ rate plans, respectively. For the six months ended June 30, 2021, the estimated late payment charges and fees that were not billed by CECONY and O&R were approximately $35 million and $2 million lower than the amounts that were approved to be collected pursuant to the Utilities’ rate plans, respectively. For the three months ended June 30, 2020, late payment charges and fees that were not billed by CECONY and O&R were approximately $17 million and $1 million lower than the amounts that were approved to be collected pursuant to the Utilities’ rate plans, respectively. For the six months ended June 30, 2020, late payment charges and fees that were not billed by CECONY and O&R were approximately $18 million and $1 million lower than the amounts that were approved to be collected pursuant to the Utilities’ rate plans, respectively. The Utilities also began providing payment extensions for all customers that were scheduled to be disconnected prior to the start of the COVID-19 pandemic. In April 2021, CECONY filed a petition with the NYSPSC to timely establish a surcharge recovery mechanism for $52 million of late payment charges and fees, offset for related savings, for the year ended December 31, 2020 to begin in September 2021 and end in December 2022. The petition also requests a surcharge recovery or surcredit mechanism for any fee deferrals for 2021 and 2022 starting in January of the subsequent year over a twelve-month period, respectively. (pages 22, 40) a. Page references to 2Q 2021 Form 10-Q.

2Q 2021 Developments (cont'd)(a) 12 CECONY & O&R • In May 2021, CECONY decreased its five-year forecast of average annual growth of the firm peak gas demand in its service area at design conditions from approximately 1.4 percent (for 2021 to 2025) to approximately 1.3 percent (for 2022 to 2026). The slight decrease reflects the negative impact that the current economy and lingering effects of the COVID-19 pandemic is expected to have on large new construction, usage from existing large customers, as well as the projected number of applications for firm gas service in CECONY's service territory. The decrease also reflects an expected increase in customers’ energy efficiency measures and electrification of space heating. O&R decreased its five-year forecast for firm peak gas demand from approximately 0.2 percent to approximately 0.1 percent due to energy efficiency measures and electrification of space heating. (page 53) • The Utilities’ New York rate plans allow them to defer costs resulting from a change in legislation, regulation and related actions that have taken effect during the term of the rate plans once the costs exceed a specified threshold. The total reserve increases to the allowance for uncollectible accounts from January 1, 2020 through June 30, 2021 reflecting the impact of the COVID-19 pandemic for CECONY electric and gas operations and O&R electric and gas operations were $198 million and $7 million, respectively, and were deferred pursuant to the legislative, regulatory and related actions provisions of the rate plans as a result of the New York State on PAUSE and related executive orders. The Utilities’ New York rate plans also provide for an allowance for write-offs of customer accounts receivable balances. The above amounts deferred pursuant to the legislative, regulatory and related actions provisions were reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates which differences were $15 million and $3 million for CECONY and O&R, respectively, as of June 30, 2021. (page 22) • CECONY’s and O&R’s allowances for uncollectible customer accounts reserve increased from $138 million and $8.7 million at December 31, 2020 to $262 million and $12.5 million at June 30, 2021, respectively. (page 55) • In May 2021, RECO filed a request with the New Jersey Board of Public Utilities for an electric rate increase of $16.9 million, effective February 2022. The filing reflected a return on common equity of 10.00 percent and a common equity ratio of 49.25 percent. RECO also seeks an increase in its annual storm allowance of $1 million recovery of deferred costs associated with Tropical Storm Isaias, and the collection of various deferred COVID-19 related costs. In July 2021, RECO filed an update to the request it filed in May 2021. The company decreased its requested February 2022 rate increase to $16.1 million and reduced the common equity ratio to 48.51 percent. The updated filing continues to reflect a return on common equity of 10.00 percent. (page 22) a. Page references to 2Q 2021 Form 10-Q.

2Q 2021 Developments (cont'd)(a) 13 Clean Energy Businesses • In June 2021, the Clean Energy Businesses completed the sale of substantially all of its interests in a renewable electric project that it developed and all of its membership interests in a renewable electric production project that it acquired with a combined carrying value of approximately $180 million as of June 30, 2021. The net pre-tax gain on the sales was $3 million ($2 million after-tax) and was included within "Other operations and maintenance" on Con Edison's consolidated income statements for the three and six months ended June 30, 2021. The retained interest in one of the projects is $11 million, calculated based on a discounted cash flow of future projected earnings, and is accounted for as an equity method investment. (page 51) • The Clean Energy Businesses have 2,988 MW (AC) of utility-scale renewable energy production projects in service (2,738 MW) or in construction (250 MW) and 72 MW (AC) of behind-the-meter renewable energy production projects in service (62 MW) or in construction (10 MW). (page 84) • 1,855 of kWh of electricity was generated from solar projects and 380 of kWh generated from wind projects for the three months ended June 30, 2021, compared to 1,784 kWh of solar electricity and 388 kWh of wind electricity generated for the same period in 2020. (page 85) Con Edison Transmission • On July 9, 2021, a subsidiary of CET Gas and its joint venture partner completed the divestiture of their combined interests in the subsidiaries of Stagecoach Gas Services LLC, with the exception of Twin Tier Pipeline LLC, for $1.195 billion, of which $614 million, including working capital, was attributed to CET Gas. The closing of the remaining $30 million Twin Tier asset ($15 million to be attributed to CET Gas) is expected in the first quarter of 2022. As a result of information made available to Stagecoach as part of the sale process, Stagecoach performed impairment tests that resulted in Stagecoach recording impairment charges of $71 million and $414 million for the three and six months ended June 30, 2021, respectively. Accordingly, Con Edison recorded pre-tax impairment losses on its 50 percent interest in Stagecoach of $39 million ($27 million after-tax) and $211 million ($147 million after-tax), including working capital and transaction cost adjustments, within "Investment income/(loss)" on Con Edison's consolidated income statements for the three and six months ended June 30, 2021, respectively. These charges reduced the carrying value of Con Edison’s investment in Stagecoach to $630 million at June 30, 2021. (pages 19-20, 51, 85) a. Page references to 2Q 2021 Form 10-Q.

YTD 2021 Earnings 14 Earnings per Share Net Income for Common Stock ($ in Millions) 2021 2020 2021 2020 Reported Net Income for Common Stock and EPS – GAAP basis $1.70 $1.69 $584 $565 Loss from sale of a renewable electric production project (pre-tax) 0.01 — 4 — Income taxes (a) — — (1) — Loss from sale of a renewable electric production project (net of tax) 0.01 — 3 — Impairment losses related to investment in Stagecoach (pre-tax) 0.62 — 211 — Income taxes (b) (0.19) — (64) — Impairment losses related to investment in Stagecoach (net of tax) 0.43 — 147 — HLBV effects of the Clean Energy Businesses (pre-tax) (0.14) 0.10 (45) 29 Income taxes (c) 0.04 (0.03) 14 (7) HLBV effects of the Clean Energy Businesses (net of tax) (0.10) 0.07 (31) 22 Net mark-to-market effects of the Clean Energy Businesses (pre-tax) (0.12) 0.26 (40) 86 Income taxes (d) 0.03 (0.07) 10 (21) Net mark-to-market effects of the Clean Energy Businesses (net of tax) (0.09) 0.19 (30) 65 Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.95 $1.95 $673 $652 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the six months ended June 30, 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the six months ended June 30, 2021. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 24% for the six months ended June 30, 2021 and 2020, respectively. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% and 24% for the six months ended June 30, 2021 and 2020, respectively.

YTD 2020 Adjusted EPS CECONY O&R CEBs CET Other YTD 2021 Adjusted EPS Walk from YTD 2020 EPS to YTD 2021 EPS 15 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) YTD 2020 Reported EPS CECONY O&R CEBs CET Other YTD 2021 Reported EPS $1.69 $0.05 $(0.01) $0.49 $(0.49) $(0.03) $1.70 $1.95 $0.05 $(0.01) $0.05 $(0.05) $(0.04) $1.95 (a) (a) a. Includes parent company and consolidation adjustments.

YTD 2021 vs. YTD 2020 EPS Variances – Six Months Ended Variation 16 CECONY(a) Higher gas rate base $0.07 Weather impact on steam revenues 0.05 Higher electric rate base 0.04 Deferral of increases to reserve for uncollectibles associated with the COVID-19 pandemic began in the third quarter of 2020 0.04 Timing of compensation cost 0.03 Lower incremental costs associated with the COVID-19 pandemic 0.02 Higher costs related to winter storms and heat events (0.08) Higher healthcare costs (0.06) Uncollected late payment charges and certain other fees associated with the COVID-19 pandemic (0.03) Dilutive effect of stock issuances (0.05) Other 0.02 Total CECONY $0.05 O&R(a) Higher storm-related costs (0.01) Total O&R $(0.01) Clean Energy Businesses Higher revenues 0.37 Net mark-to-market effects of the Clean Energy Businesses 0.28 HLBV effects 0.17 Gain on sale of a renewable electric project 0.01 Higher operations and maintenance expenses (0.29) Higher gas purchased for resale (0.05) Loss from sale of a renewable electric production project (0.01) Other 0.01 Total Clean Energy Businesses $0.49 Con Edison Transmission Impairment losses on Stagecoach (0.44) Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline (0.06) Other 0.01 Total CET $(0.49) Other, including parent company expenses Impairment tax benefits on Stagecoach 0.01 Lower consolidated state income tax benefit (0.04) Total Other, including parent company expenses $(0.03) Reported EPS (GAAP) $0.01 Loss from sale of a renewable electric production project 0.01 Impairment losses related to investment in Stagecoach 0.43 HLBV effects of the Clean Energy Businesses (0.17) Net mark-to-market effects of the Clean Energy Businesses (0.28) Adjusted EPS (non-GAAP) $— a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

YTD 2021 vs. YTD 2020 EPS Reconciliation by Company

Six months ended June 30, 2021	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$1.72**	**$0.08**	**$0.34**	**$(0.41)**	**$(0.03)**	**$1.70**
Loss from sale of a renewable electric production project (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (a)	—	—	—	—	—	—
Loss from sale of a renewable electric production project (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Impairment losses related to investment in Stagecoach Gas Services LLC (pre-tax)	—	—	—	0.62	—	0.62
Income taxes (b)	—	—	—	(0.18)	(0.01)	(0.19)
Impairment losses related to investment in Stagecoach Gas Services LLC (net of tax)	**—**	**—**	**—**	**0.44**	**(0.01)**	**0.43**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	(0.14)	—	—	(0.14)
Income taxes (c)	—	—	0.04	—	—	0.04
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**(0.10)**	**—**	**—**	**(0.1)**
Net mark-to-market losses (pre-tax)	—	—	(0.12)	—	—	(0.12)
Income taxes (d)	—	—	0.03	—	—	0.03
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.09)**	**—**	**—**	**(0.09)**
Adjusted EPS – Non-GAAP basis	**$1.72**	**$0.08**	**$0.16**	**$0.03**	**($0.04)**	**$1.95**

Six months ended June 30, 2020	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$1.67**	**$0.09**	**$(0.15)**	**$0.08**	**$—**	**$1.69**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.10	—	—	0.1
Income taxes (c)	—	—	(0.03)	—	—	(0.03)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.07**	**—**	**—**	**0.07**
Net mark-to-market losses (pre-tax)	—	—	0.26	—	—	0.26
Income taxes (d)	—	—	(0.07)	—	—	(0.07)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.19**	**—**	**—**	**0.19**
Adjusted EPS – Non-GAAP basis	**$1.67**	**$0.09**	**$0.11**	**$0.08**	**$—**	**$1.95**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the six months ended June 30, 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the six months ended June 30, 2021.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 24% for the six months ended June 30, 2021 and 2020, respectively.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% and 24% for the six months ended June 30, 2021 and 2020, respectively.
e. Includes parent company and consolidation adjustments.

conEdison, inc.
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Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2017	2018[a]	2019[a]	2020[a]	2021[a][b]
Reported EPS – GAAP basis	**$4.97**	**$4.43**	**$4.09**	**$3.29**	**$3.29**
Income tax effect of the TCJA	**(0.85)**	**0.14**	**—**	**—**	**—**
Loss from sale of a renewable electric production project (pre-tax)	—	—	—	—	0.01
Income taxes (d)	—	—	—	—	—
Loss from sale of a renewable electric production project (net of tax)	—	—	—	—	0.01
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	—	0.62
Income taxes (d)	—	—	—	—	(0.19)
Impairment losses related to investment in Stagecoach (net of tax)	—	—	**—**	**—**	**0.43**
Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.95	0.95
Income taxes (d)	—	—	—	(0.29)	(0.29)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	—	—	**—**	**0.66**	**0.66**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.31	0.14	(0.08)
Income taxes (d)	—	—	(0.09)	(0.04)	0.02
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.22**	**0.10**	**(0.06)**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (c)	—	(0.36)	—	—	—
Income taxes (d)	—	0.10	—	—	—
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**(0.26)**	**—**	**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	—	0.03	0.10	0.18	(0.21)
Income taxes (d)	—	(0.01)	(0.03)	(0.05)	0.06
Net mark-to-market effects of the CEBs (net of tax)	**—**	**0.02**	**0.07**	**0.13**	**(0.15)**
Adjusted EPS – Non-GAAP basis	**$4.12**	**$4.33**	**$4.38**	**$4.18**	**$4.18**

a. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.
b. Represents 12-month trailing EPS ending June 30, 2021.
c. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
d. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the six months ended June 30, 2021 and the years 2017 – 2020.

conEdison, inc.
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Maintaining Focus on Our Core Principles During the Pandemic 19 • Safety and reliable service remain top priorities for Con Edison – Mobilized a pandemic planning team in January 2020 and an incident command system structure on March 16, 2020 – More than 8,000 of our employees are working from home or remotely • In March 2020, began suspending utility service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers – For the three and six months ended June 30, 2021, late payment charges and fees that were not billed were approximately $18 million and $35 million lower than the amounts that were approved to be collected pursuant to CECONY's rate plans, respectively, and $1 million and $2 million lower than the amounts that were approved to be collected pursuant to O&R's rate plans, respectively – The total reserve increases to the allowance for uncollectible accounts from January 1, 2020 through June 30, 2021 reflecting the impact of the COVID-19 pandemic for CECONY electric and gas operations and O&R electric and gas operations were $198 million and $7 million, respectively, and were deferred pursuant to the legislative, regulatory and related actions provisions of the rate plans as a result of the New York State on PAUSE and related executive orders, that have since been lifted. – CECONY’s and O&R’s allowances for uncollectible customer accounts reserve increased from $138 million and $8.7 million at December 31, 2020 to $262 million and $12.5 million at June 30, 2021, respectively

Financial Impacts of COVID-19

Impact on Income before income tax expense[(a)]
($ in millions)

CECONY



$7.3
Employee retention tax credit under the CARES Act
(89.3)
Unbilled amounts for late payment and other charges
(18.9)
Lower non-RDM revenue estimate
(18.8)
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred(d)
Total $(119.7)

O&R



$1.1
Employee retention tax credit under the CARES Act
(5.0)
Unbilled amounts for late payment and other charges
(1.8)
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred(d)
Total $(5.7)

Balance Sheet Impact
($ in millions)



$709.7
$379.0
$80.2
Electric
Gas
Increase in aged A/R(b)
Increase in deferred RDM revenues from customers(c)



$13.9
$2.4
$(2.1)
Electric
Gas
Increase in aged A/R(b)
Increase (decrease) in deferred RDM revenues from customers(c)

a. Net income impact of $(0.27) a share and $(0.01) a share for CECONY and O&R, respectively.
b. Represents an increase in the accounts receivable (A/R) balance in arrears over 60 days from February 28, 2020 to June 30, 2021.
c. Represents the increase in the RDM receivable from customers from January 1, 2020 to June 30, 2021 from the COVID-19 pandemic, weather for CECONY and O&R Electric and other factors. CECONY's electric RDM balance as of December 31, 2020 ($242.1 million) is being recovered from customers beginning February 2021 over the ensuing six month period. CECONY's gas and O&R's electric and gas RDM balance as of December 31, 2020 ($27.1 million, $6 million and $0.5 million, respectively) is being recovered from customers beginning February 2021 over the ensuing twelve month period.
d. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

conEdison, inc.
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Customer Breakdown of Electric Deliveries and Revenues 21 2020 Electric Delivery Volumes Millions of kWh delivered CECONY 2020 Electric Revenues ($ in millions) 14,179 27,575 9,817 Full Service Retail Choice Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales $3,439 $3,681 $713 $270 Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales Other operating revenues 2,407 2,806 121 Full Service Retail Choice Residential/ Religious Commercial/ Industrial Public authorities $391 $227 $10 $1 Residential/ Religious Commercial/ Industrial Public authorities Other operating revenues Commercial & Industrial customers share of 2020 CECONY electric deliveries and revenues: • 53% of volumes • 45% of revenues Commercial & Industrial customers share of 2020 O&R electric deliveries and revenues: • 53% of volumes • 36% of revenues O&R

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for the **six** months ended June 30, 2021 vs. June 30, 2020

Impact on Electric Delivery Volume[(a)]
Millions of kWh delivered



CECONY
1%
46
Residential
(7)%
(881)
Commercial
(2)%
(100)
NYPA
O&R
3%
36
Residential
—%
4
Commercial

Impact on Electric Delivery Revenues[(b)]
$ in thousands



CECONY
8%
$80
Residential
3%
$33
Commercial
3%
$8
NYPA
O&R
8%
$8
Residential
3%
$2
Commercial

CECONY - June 30, 2021 vs. June 30, 2020
O&R - June 30, 2021 vs. June 30, 2020

a. Impact as compared to actuals for the six months ended June 30, 2021 vs. June 30, 2020. COVID-19 impact for 2020 began mid-March 2020.
b. Impact as compared to actuals for the six months ended June 30, 2021 vs. June 30, 2020. Delivery revenues are not adjusted for weather; changes in revenues include rate increases in each year. Amounts deferred and generally recoverable in the August – January period for CECONY and February – following January period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

conEdison, inc.
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$1,140 $998 $1,002 $1,072 $663 $755 $159 $58 $71 $134 $(103) $(5) $160 $170 $166 $170 $151 $176 $469 $476 $444 $464 $330 $326 $352 $294 $321 $304 $285 $258 2016 2017 2018 2019 2020 2021E CECONY Operations and Maintenance Expenses(a) ($ in millions) 23 a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category. b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. d. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the six months ended June 30, 2021, CECONY recorded non-service cost components of $59 million. See page 31 of the 2Q 2021 Form 10-Q. Other Expenses(b) $1,477 $1,528 $1,553 $1,563 $1,606 $1,675 2016 2017 2018 2019 2020 2021E Departmental Pension/ OPEBs (d) Regulatory Fees and Assessments (c) Healthcare/ Other Employee Benefits Other $838 YTD $132 YTD $153 YTD $92 YTD $(17) YTD

Composition of Regulatory Rate Base(a) (as of June 30, 2021) 24 a. Average rate base for 12 months ended June 30, 2021. CECONY ($ in millions) Electric NY $22,878 Gas NY 7,499 Steam NY 1,556 Total CECONY $31,933 O&R ($ in millions) O&R Electric NY $935 O&R Gas NY 506 RECO NJ 295 Total O&R $1,736 Total Rate Base $33,669 CECONY Electric CECONY Gas CECONY Steam O&R RECO

Average Rate Base Balances ($ in millions) 25 $25,014 $26,014 $28,515 $30,559 $32,359 $34,877 $36,777 $38,688 $23,710 $24,638 $27,057 $29,008 $30,697 $33,144 $34,881 $36,686 $1,304 $1,376 $1,458 $1,551 $1,662 $1,733 $1,896 $2,002 O&R CECONY 3-year CAGR 6.1% 2016 2017 2018 2019 2020 2021E 2022E 2023E CECONY Electric $17,971 $18,513 $20,057 $21,149 $22,101 $23,521 $24,666 $25,930 Gas 4,267 4,723 5,581 6,408 7,110 8,122 8,704 9,234 Steam 1,472 1,402 1,419 1,451 1,486 1,501 1,511 1,522 O&R Electric 731 759 806 842 901 948 1,028 1,071 Gas 362 392 426 455 490 498 565 616 RECO Electric 211 225 226 254 271 287 303 315 ForecastActual a. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 21, 2021. b. Reflects additional investments for the Reliable Clean City (RCC) projects approved by the NYSPSC in Case 19-E-0065 on April 15, 2021. (a)(a) (a)(b)

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended June 30, 2021) 26 Regulated Basis Allowed Actual CECONY Electric 8.8% 7.9% Gas 8.8 9.5 Steam 9.3 4.6 Overall – CECONY 8.8 8.1 CECONY Equity Ratio 48.0% 46.4% O&R Electric 9.0% 8.5% Gas 9.0 10.1 RECO 9.5 2.8 Overall – O&R 9.1 8 O&R Equity Ratio 48.0% 47.2% a. Weighted by rate base. (a) (a)

Capital Expenditures ($ in millions) 27 $5,235 $3,606 $5,249 $3,676 $4,085 $4,048 $4,207 $4,419 $2,922 $3,093 $3,210 $3,223 $3,466 $3,751 $3,742 $3,972 $1,235 $447 $1,791 $248 $616 $250 $400 $400 $1,078 $66 $248 $205 $3 $47 $65 $47 2016 2017 2018 2019 2020 2021E 2022E 2023E a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. c. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 21, 2021. d. Reflects additional investments for the RCC projects approved by the NYSPSC in Case 19-E-0065 on April 15, 2021. e. 2020 Form 10-K, page 33 and 1Q 2021 Form 10-Q, page 65. Actual Forecast (a) (b) (c)(d) (c)(d)(c)(d) (e) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast

Utilities' Capital Expenditures ($ in millions) 28 $2,922 $3,093 $3,210 $3,223 $3,466 $3,751 $3,742 $3,972 2016 2017 2018 2019 2020 2021E 2022E 2023E Gas Electric Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021E(a)(b) 2,314 1,126 100 1,661 150 61 97 2022E(a)(b) 2,370 1,014 91 1,763 184 83 103 2023E(a)(b) 2,555 1,056 94 1,850 187 80 110 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 21, 2021. b. Reflects additional investments for the RCC projects approved by the NYSPSC in Case 19-E-0065 on April 15, 2021. c. 2020 Form 10-K, page 33 and 1Q 2021 Form 10-Q, page 65. (a)(b) (a)(b) (a)(b) (c)

29 ($ in millions) 2021 2022 2023 2024 2025 Con Edison [parent company] $1,178 $293 $650 $— $— CECONY 640 — — 250 — O&R — — — — — CEBs 140 145 317 141 317 Total $1,958 $438 $967 $391 $317 Financing Plan for 2021 – 2023 Financing Plan • Issue between $1,900 million and $2,600 million of long-term debt, including for maturing securities, primarily at the Utilities, in 2021 and approximately $1,400 million in aggregate of long-term debt at the Utilities during 2022 and 2023 • Issue debt secured by Clean Energy Businesses’ renewable electric production projects • Issue up to $800 million of common equity in 2021 and approximately $700 million in aggregate of common equity during 2022 and 2023, in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans Debt Maturities (c) (a) a. Con Edison prepaid the remaining $675 million of a February 2019 term loan during the first quarter of 2021; $500 million of 2.00 percent debentures matured in May. b. CECONY $640 million floating rate debt matured in June. c. CEBs repaid $67 million of the maturing debt during the six months ended June 30, 2021. (b)

Equity Financing • In June, CEI issued 10.1 million common shares for $775 million Debt Financing ($ in millions) Tax Equity Financing • In February, a subsidiary of the Clean Energy Businesses entered into an agreement with a tax equity investor for the financing of a portfolio of three of the Clean Energy Businesses’ solar electric production projects. The tax equity investor’s funding obligation is subject to certain conditions precedent and a maximum funding obligation of $270 million. • As of July 31, $152 million has been funded under the tax equity agreement. 30 2021 Financing Activity Issuer Amount Description CEI $500 364-day Term Loan due May 2022; repaid in full in July 2021 CECONY $750 $750 2.40% Debentures due 2031 3.60% Green Debentures due 2061 CEBs subsidiary CEBs subsidiary $250 $99 Variable rate due 2028, secured by equity interests in solar electric production projects(a) 3.77% Notes due 2046, secured by equity interests in solar electric production projects(b) a. The CEBs subsidiary has entered into fixed-rate interest rate swaps in connection with this borrowing. b. In March, CEBs subsidiary agreed to issue $229 million of 3.77% notes due 2046; the remaining $130 million of notes are expected to be issued during the third quarter of 2021.

Capital Structure – June 30, 2021 ($ in millions) 31 Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt 22,110 52% Equity 20,053 48 Total $ 42,163 100% Debt $ 17,635 53% Equity 15,924 47 Total $ 33,559 100% Debt $ 893 51% Equity 848 49 Total $ 1,741 100% Debt $ 3,582 52% Equity 3,281 48 Total $ 6,863 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s has stable outlooks for each entity. S&P and Fitch have negative outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Commercial Paper Borrowings ($ in millions) 32

Income Statement – 2021 Second Quarter

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$2,486	$194	$291	$1	$(1)	$2,971
Depreciation and amortization	423	24	55	—	—	502
Other operating expenses	1,742	159	147	2	1	2,051
Total operating expenses	2,165	183	202	2	1	2,553
Operating income (loss)	321	11	89	(1)	(2)	418
Other income (deductions)	(23)	(3)	1	(23)	(2)	(50)
Interest expense	186	10	56	4	5	261
Income before income tax expense (benefit)	112	(2)	34	(28)	(9)	107
Income tax expense (benefit)	(16)	(2)	13	(7)	1	(11)
Net income (loss)	$128	$—	$21	$(21)	$(10)	$118
Income (loss) attributable to non-controlling interest	—	—	(47)	—	—	(47)
Net income (loss) for common stock	$128	$—	$68	$(21)	$(10)	$165

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$68
Mark-to-market pre-tax loss/(gain)	26
HLBV pre-tax loss/(gain)	(47)
Renewable electric production project pre-tax loss/(gain)	3
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	33
Income tax (benefit)/expense	13
Pre-tax equivalent of production tax credits (24%)	9
Depreciation and amortization	56
Adjusted EBITDA (non-GAAP)	$161

a. Net income for common stock for CET of $(21) million includes after-tax investment income of an immaterial amount for Mountain Valley Pipeline, LLC, $10.4 million for Stagecoach and $3.6 million for New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2021 Form 10-Q.

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Income Statement – 2021 Year-to-Date

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$5,692	$442	$515	$2	$(3)	$6,648
Depreciation and amortization	838	47	114	1	—	1,000
Other operating expenses	3,746	334	284	5	—	4,369
Total operating expenses	4,584	381	398	6	—	5,369
Operating income (loss)	1,108	61	117	(4)	(3)	1,279
Other income (deductions)	(46)	(6)	—	(183)	(2)	(237)
Interest expense	371	21	26	7	11	436
Income before income tax expense (benefit)	691	34	91	(194)	(16)	606
Income tax expense (benefit)	98	7	20	(52)	(5)	68
Net income (loss)	$593	$27	$71	$(142)	$(11)	$538
Income (loss) attributable to non-controlling interest	—	—	(46)	—	—	(46)
Net income (loss) for common stock	$593	$27	$117	$(142)	$(11)	$584

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA)

Net income for common stock	$117
Mark-to-market pre-tax loss/(gain)	(39)
HLBV pre-tax loss/(gain)	(45)
Renewable electric production project pre-tax loss/(gain)	3
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	65
Income tax (benefit)/expense	20
Pre-tax equivalent of production tax credits (25%)	17
Depreciation and amortization	114
Adjusted EBITDA (non-GAAP)	$252

a. Net income for common stock for CET of $(142) million includes after-tax investment income of $0.1 million for Mountain Valley Pipeline, LLC, $18.1 million for Stagecoach and $7.1 million for New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2021 Form 10-Q.

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Statement of Cash Flows – 2021 Year-to-Date ($ in millions) CECONY O&R CEBs CET Other(a) Total Net cash flows from/(used in) operating activities $1,096 $72 $(142) $507 $(140) $1,393 Net cash flows from/(used in) investing activities (1,841) (106) (47) (6) — (2,000) Net cash flows from/(used in) financing activities 663 16 131 (501) 40 349 Net change for the period (82) (18) (58) — (100) (258) Balance at beginning of period 1,067 37 187 — 145 1,436 Balance at end of period (b) $985 $19 $129 $— $45 $1,178 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the second quarter 2021 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2021 Form 10-Q. 35

Balance Sheet – As of June 30, 2021 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $4,293 $268 $489 $22 $38 $5,110 Investments 594 27 11 1,064 (8) 1,688 Net plant 40,434 2,517 4,370 16 2 47,339 Other noncurrent assets 6,194 445 1,704 34 405 8,782 Total assets $51,515 $3,257 $6,574 $1,136 $437 $62,919 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $3,644 $310 $1,269 $592 $(258) $5,557 Noncurrent liabilities 14,312 1,206 105 (22) 42 15,643 Long-term debt 17,635 893 2,491 — 647 21,666 Equity 15,924 848 2,709 566 6 20,053 Total liabilities and equity $51,515 $3,257 $6,574 $1,136 $437 $62,919 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2021 Form 10-Q. 36

Con Edison Sustainability Rankings and Ratings for 2020-2021

- AA out of AAA Environmental, Social and Governance (ESG) rating by **MSCI**
- 1st quartile ranking among global utilities in ESG rating by **Sustainalytics**
- 3rd among utilities in Sustainability Index by **J.D. Power**
- CECONY and O&R were recipients of the **PA Consulting Group** 2020 ReliabilityOne™ Award for Outstanding Reliability Performance in the Northeast Region Metropolitan Service Area and suburban/rural service area, respectively
- 2nd in Business Customer Satisfaction among large utilities in the East by **J.D. Power**
- Recognized as Eastern Region top energy company for diversity by **Diversity Inc.**
- 8th among S&P 500 companies in **As You Sow** 2021 Racial Justice Scorecard
- 4th among utilities and among Index Trendsetters with score of 94.3 in the 2020 **CPA-Zicklin Index** for Corporate Political Disclosure and Accountability
- One of ten electric power companies on EPA Utility Transformation Leaderboard from **Smart Electric Power Alliance** 2021 Utility Transformation Challenge
- 6th among utilities by **JUST Capital**
- Among 300 Most Responsible Companies by **Newsweek's** 2020 America's Most Responsible Companies
- 8th overall by **Military Times** Best for Vets

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Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2021 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • Our ESG reporting standards: • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 38

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• >13% • ~14.5% • <15%	• <13% • <14% • <13%
S&P Global Ratings[d]	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations to Debt	• 16% • 15 - 16% • 13 - 16%	• <16% • <16% • <16%
Fitch Ratings	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations-Adjusted Leverage	• >5.0x • >5.0x • 4.6x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion December 23, 2020 for CEI, Moody's Investors Service Credit Opinion January 27, 2021 for O&R and Moody's Investors Service Credit Opinion May 14, 2021 for CECONY; S&P Global Ratings RatingsDirect November 24, 2020 for CEI, S&P Global Ratings Direct April 22, 2021 for CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Remains Negative" December 14, 2020.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "12-18 Month Forward View As of Date Published" for Moody's regarding CECONY and O&R and 2020-2022 for CEI; "For 2020 and 2021" for S&P; "in 2020 and 2021" for Fitch regarding CEI and CECONY and "over 2020-2022" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Anticipated Regulatory Calendar

	Key Dates
Rate Case Filings	
O&R Electric & Gas	
Filing Submitted	January 29, 2021
Hearing Date	July 26, 2021
Proposed Effective Date for New Rates	January 01, 2022
RECO Electric	
Filing Submitted	May 21, 2021
Hearing Date	September 20, 2021
Proposed Effective Date for New Rates	No later than February 21, 2022
CECONY Electric & Gas	Potentially filing January 2022
CECONY Steam	Filing under consideration
Other Proceedings	
CECONY Petition to NYSPSC on Late Payment Fees (Cases 19-E-0065 and 19-G-0066)	Awaiting PSC Order
NYSPSC COVID-19 Generic Proceeding (Case 20-M-0266)	Awaiting PSC Order
Investigations into CECONY's and O&R's Preparation for and Response to Tropical Storm Isaias, CECONY's July 2019 Southeast Brooklyn and Manhattan Customer Service Outages, CECONY's Rainey Substation Outages, and CECONY's 2018 Flatiron Steam Pipe Rupture (Cases 20-E-0422, 20-E-0586, 20-E-0643, 20-E-0587, 20-E-0588, 21-E-0372, and 18-S-0448)	Order issued July 15, 2021 (This global settlement concludes all open investigations related to the Utilities)

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